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                                                        As of February 22, 1994
                                                                  EXHIBIT 3(ii)
                                    BY-LAWS

                                       OF

                                  BORDEN, INC.



                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

  SECTION 1. Unless otherwise determined by resolution of the Board of Directors, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the Friday after the third Wednesday (unless such day be a holiday, then on the following business day or on such other day as the Board of Directors shall designate) in April of each year at such time and place as shall be designated by the Board of Directors and specified in the notice of the meeting. Any annual meeting of shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of shareholders.

  SECTION 2. The officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by this Section 2. Such list shall

   (a) be arranged alphabetically within each class, series, or group of shareholders maintained by the Company for convenience of reference, with the address of, and the number of shares held by, each shareholder,

   (b) be produced (or available by means of a visual display) at the time and place of the meeting,

   (c) be subject to the inspection of any shareholder for reasonable periods during the meeting, and

   (d) be PRIMA FACIE evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.


  SECTION 3. Special meetings of shareholders shall be held at such place and at such time as shall be fixed by resolution of the Board of Directors with respect to each such meeting and may be
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called at any time by the Chairman of the Board of Directors, Chief Executive
Officer or President or a majority of the directors. Any special meeting of shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such special meeting of shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.

  SECTION 4. Notice of the time, place and purpose or purposes of the annual meeting of shareholders, and of all other shareholders' meetings, shall be given by a written or printed notice to each shareholder entitled to vote at the meeting, either personally or by mailing such notice postage prepaid addressed to him at his address specified in the stock books of the Company, not less than 10 nor more than 60 days prior to the date of such meeting.
When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such adjourned meeting.

  SECTION 5. Except as otherwise provided by law or the Restated Certificate of Incorporation of the Company, at all meetings of the shareholders, in order to constitute a quorum, there shall be present, either in person or by proxy, shareholders entitled to cast a majority of the votes at such meeting provided, however, that whenever the holders of any class or series of shares shall be entitled to vote separately on any specified item of business, this sentence shall apply in determining the presence of a quorum of such class or series for
the transaction of such specified item of business.   The shareholders present
in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient shareholders to constitute the remaining shareholders less than a quorum. Whether or not a quorum is present, the chairman of the meeting or a majority of the shareholders present in person or by proxy may adjourn the meeting from time to time.

  SECTION 6. At all meetings of the shareholders, each shareholder shall be entitled to one vote for each share of the capital stock standing in his name on the books of the Company, except as otherwise provided by the Restated Certificate of Incorporation of the Company.





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  SECTION 7.  At all meetings of the shareholders any shareholder shall be entitled to vote by proxy. Every proxy shall be executed in writing by the shareholder or his agent except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing.

  SECTION 8. For the purpose of determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof,
(b) give a written consent to any action without a meeting, or (c) receive payment of any dividend or allotment of any right, or for the purpose of any other corporate action or event, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such dates shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

  If no record date is so fixed by the Board, (a) the record date for a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

  When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

  SECTION 9. Election of directors shall be by a plurality of the votes cast at an election and need not be by ballot unless a shareholder demands election by ballot at the election and before the voting. All other shareholder actions shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or the Restated Certificate of Incorporation. Whenever not otherwise provided by law or these by-laws, all questions submitted to a meeting of the shareholders shall be decided by a viva VOCE VOTE unless shareholders holding at least 2,500 shares shall demand a vote by shares.

  SECTION 10. Unless otherwise determined by resolution of the Board of Directors,





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  (a)  the Chairman of the Board shall, or shall designate an appropriate officer of the Company to, call any annual or special meeting of shareholders to order, act as Chairman of any such meeting of the shareholders, determine the order of business of any such meeting, and determine the rules of order and procedure to be followed in the conduct of any such meeting; and

  (b)  the Secretary of the Company shall act as Secretary of the meeting.

  Nothing in this section shall prohibit the Chairman of the meeting from changing the order in which business shall be presented to the meeting if, in the opinion of the Chairman, such change in procedure would not hinder the orderly conduct of the meeting or the proper consideration of the matters to come before it.

  SECTION 11. (a) (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this by-law.

  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this by-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on and a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee; (ii) as to any other business that the shareholder proposes to bring before





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the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owners, if any, on whose behalf the proposal is made; (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (B) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Board of Directors calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this by-law shall be delivered to the Secretary of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (c)(1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in





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accordance with the procedures set forth in this by-law.  The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal shall be disregarded.

  (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act").

  (3) Notwithstanding the foregoing provisions of this by-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II

                                   DIRECTORS

   SECTION 1. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of eight (8) directors, who shall at all times be shareholders. Subject to the provisions of the Certificate of Incorporation of the Company, the members of the Board shall be elected at each annual meeting of shareholders of the Company to hold office until the next annual meeting, and the term of each director shall be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be elected by the Board from time to time and shall serve as Chairman of the Board until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be a director, and may serve as the Chief Executive Officer of the Company, but not otherwise as an officer or employee of the Company unless so determined by the Board of Directors. An election of a Chairman of the Board may be demanded by any two or more directors and, upon such demand, shall be held at the next properly convened meeting of the Board.

  SECTION 2. If the office of any director is not filled at an annual meeting or becomes vacant, or if new directorships resulting from an increase in the authorized number of directors are created, the remaining directors (even though less than a quorum) by a





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majority vote, or the sole remaining director, may fill such directorship.  A director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified in his stead. Any directorship not filled by the Board of Directors may be filled by the shareholders at an annual meeting or at a special meeting called for that purpose.

  SECTION 3. The Board of Directors shall have the power to remove a director for cause and to suspend a director pending a final determination that cause exists for removal.

  SECTION 4. There shall be an annual meeting of the Board of Directors for the election of officers and for such other business as may be brought before the meeting, immediately after the annual election of directors and at the place where the annual election of directors shall take place, or at such other place as shall be designated in the notice for such meeting. In the absence of a quorum at such time and place, such meeting shall be held as soon as practicable at the principal business office of the Company in the Borough of Manhattan of the City of New York and notice thereof shall be given by the Secretary or an Assistant Secretary by notice delivered personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Company at least two days prior to the time of holding the meeting.

  SECTION 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

  SECTION 6. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, Chief Executive Officer, President or by any two directors at such time and place as specified in a notice delivered personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Company, at least two days prior to the time of holding the meeting.

  SECTION 7. A majority of directors shall constitute a quorum for the transaction of business.

  SECTION 8. Subject to the restrictions contained in the Certificate of Incorporation, the Board of Directors shall have power to have an office or offices and to keep the books of the Company outside the State of New Jersey.

                                  ARTICLE III

                                    OFFICERS

  SECTION 1. The officers of the Company may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a





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Secretary, a Treasurer, and a General Controller and one or more Assistant
Secretaries, Assistant Treasurers and Assistant General Controllers. The said officers shall be elected by ballot at the annual meeting of the Board of Directors by a majority vote of the Board and shall hold office for one year, and until their respective successors shall be elected, subject to Section 3 below, provided, however, that the Board of Directors may at pleasure omit the election of any of the foregoing officers not required by law, and provided further that the Board of Directors may at pleasure remove any officer of the Company. The Chief Executive Officer and the President shall be directors of the Company but no other officer need be a director. One person may hold more than one office.

  SECTION 2. The said officers shall have the powers and shall perform all the duties incident to their said respective offices and shall perform such other duties as shall from time to time be assigned to them by the Board of Directors.

  SECTION 3. The Chairman may be the Chief Executive Officer of the Company. The term of office of the Chairman may continue until the first of the month following the attainment by the incumbent of age 68 and that of the Chief Executive officer may continue until the first of the month following the attainment by the incumbent of age 67. The Board of Directors, by majority vote may, however, waive such limitations for periods of one year at a time, but not beyond age 70 for either. The Chairman of the Board or, in his
absence, a director selected by a majority of the Directors,   shall preside at
meetings of the Board of Directors. Each Vice President or other officer shall have general charge of such departments or divisions of the Company's business, or shall perform such duties, as may from time to time be determined by the Chief Executive Officer and they shall be responsible for the proper administration of their respective departments or divisions to the Chief Executive Officer. Departmental managers shall be responsible for the proper administration of their departments to the officer in charge thereof.

  SECTION 4. During the absence of the Chief Executive Officer, the Chief Executive Officer shall designate, in writing to the Corporate Secretary, the officer who shall be vested with all the powers of such office in respect of the signing and execution of any contracts or other papers requiring the signature of any such absent officer. In the event of any prolonged absence of any officer of the Company, the Board of Directors may delegate his powers or duties to any other executive officer, or to any director, during such absence, and the person so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

  SECTION 5. Any vacancy in any office shall be filled for the unexpired term by a majority vote of the Board of Directors.





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  SECTION 6.  The Board of Directors may create such other offices as they may determine, elect or provide for the election of officers to fill the same, define their powers and duties and fix their tenures of office. The Board may also create or provide for the creation of (1) administrative divisions, and
(2) offices and committees for any such divisions and may elect or provide for the election of officers and committee members to fill the positions so created, define or make provision for the duties to be performed by such officers and committees and the powers to be exercised by them and fix or make provision for their tenures of office. The Board of Directors may delegate to the Chief Executive Officer or to any other officer or any committee of the Company the power to exercise some, any or all of the powers granted to the Board by the foregoing provisions of this Section. The Chief Executive Officer in turn may delegate to any other officer or any committee of the Company the power to exercise some, any or all of the powers delegated to him by the Board of Directors pursuant to the foregoing provisions of this Section.

                                   ARTICLE IV

                                   COMMITTEES

  SECTION 1. There shall be an Executive Committee consisting of five or more directors. The membership of this Committee shall consist of such number of directors as the Board of Directors may, by a resolution adopted by a majority of the entire Board, elect from time to time and their terms of office shall be for such periods as the Board of Directors may designate. A majority of all the members of the Committee shall constitute a quorum for the transaction of business. The Board of Directors shall elect the Chairman of the Committee. The Committee shall determine its own procedure and shall meet on call by the Chairman of the Committee or by any two members of the Committee. In addition to any general or special duties that may from time to time be delegated to it by the Board of Directors, the Committee shall, subject to the laws of the State of New Jersey, have and may exercise the powers of the Board during the intervals between the meetings of the Board, including the periodic review of management organization.

  SECTION 2. There shall be a Pension Committee consisting of five or more members, a majority of whom must be directors. The members shall be elected by the Board of Directors at their annual meeting and shall hold office for one year or until the election of their respective successors, provided, however, that the Board of Directors may at pleasure remove any member of the Committee who is not a director. The Board of Directors shall elect the Chairman of the Committee. Vacancies on the Committee, or increases in the number thereof, may be filled for the unexpired term by election by the Board of Directors at any meeting of the Board. The Committee shall meet at its convenience and shall determine its own procedure. In addition to any general or special duties that may





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be delegated to it by the Board of Directors, the Committee may from time to time consider, devise, report on and recommend to the Board a plan or plans, or modifications thereof, and matters incident thereto, for the pensioning of tried and faithful employees, with a view to increased efficiency of operation and to closer cooperation between the Company and its officers and employees.
A majority of the members shall constitute a quorum of the Committee.

  SECTION 3. There shall be an Audit Committee comprised of three or more directors, independent of executive and operating management and free from any relationships that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. The members shall be elected by the Board of Directors, which shall also elect the Chairman of the Committee, at their Annual Meeting, and shall hold office for one year or until the election of their respective successors. A majority of the members shall constitute a quorum of the Committee.

  The Committee shall assist the Board in fulfilling its fiduciary responsibilities relating to accounting policies, auditing and reporting practices for the Company and shall, through regularly scheduled meetings provide a direct line of communication between the Board and the Company's independent accountants, as well as the internal auditor. It shall receive management's recommendation of the independent auditing firm for the next year and make its recommendation to be approved by the Board.

  It shall review with the independent auditing firm the scope of its examination, the consolidated financial statements prior to the approval of the annual report by the Board, the competence and adequacy of financial, accounting and internal audit management and control procedures of the Company, recommendations of the independent auditors and management's response thereto, the internal audit function and such other matters relating to financial reports as it deems appropriate. It will require that serious differences between the independent auditors and the management be reported to it.

  SECTION 4. There shall be a Committee on Officers' Compensation comprised of 5 or more directors, independent of executive and operating management and free from relationships that might, in the opinion of the Board of Directors, be considered a conflict of interest. The members shall be elected by the Board of Directors, who shall also elect the Chairman of the Committee at their Annual Meeting, who shall hold office for one year or until the election of their respective successors. A majority of the members shall constitute a quorum of the Committee.

  The Committee shall establish salaries for elected officers of the Company. It shall be responsible for the administration of the Management Incentive Plan, other incentive compensation plans and





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related subjects.  It shall also be responsible for the granting of options under and administration of the Employees Stock Option Plan. This Committee shall supervise and administer such other employee benefits plans as the Chief Executive Officer or the Board of Directors shall, from time to time, direct.

  SECTION 5. There shall be a Nominating Committee comprised of three or more directors, independent of executive and operating management and free from any relationship that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. The members shall be elected by the Board of Directors, which shall also elect the Chairman of the Committee at its Annual Meeting, and shall hold office for one year or until the election of their respective successors. A majority of the members shall constitute a quorum of the Committee.

  The Committee shall review and determine the qualifications of potential directors and shall be responsible for reviewing and making recommendations to the Board of Directors with respect to the composition of the Board. It shall research and recommend candidates to fill vacancies on the Board between annual meetings of shareholders and shall propose to the Board of Directors a slate of nominees for submission to the shareholders for election as directors at each annual meeting of shareholders.

  SECTION 6. The Committees created by the preceding sections of this Article shall each keep a record of their actions and proceedings, and all their actions shall be reported to the Board at its next ensuing meeting; except that, when the meeting of the Board is held within 2 days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                                   ARTICLE V

                         DEPOSITORIES, CHECKS AND NOTES

  SECTION 1. The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company shall each have the authority to designate banks, trust companies or other depositories in which funds of the Company shall be deposited to the credit of the Company. All checks, drafts and orders for the payment of money shall be signed by any one of the aforesaid officers, or by such other person or persons as the Board of Directors or anyone of the aforesaid officers may from time to time designate. Subject to





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such limitations, restrictions and safeguards as any of the aforesaid officers shall prescribe, signatures in the case of all checks, drafts and orders for the payment of money may be facsimile signatures.

  SECTION 2. The signature of any officer upon any bond, debenture, note or similar instrument executed on behalf of the Company may be a facsimile whenever authorized by the Board of Directors.

                                   ARTICLE VI

                                   DIVIDENDS

  Subject to the provisions of law and the Certificate of Incorporation of the Company, the Board of Directors shall have the power in its discretion to declare and pay dividends upon the shares of stock of the Company of any class in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations. Anything in the Certificate of Incorporation or these by-laws to the contrary notwithstanding, no holder of any share of stock of the Company of any class shall have any right to any dividend thereon unless such dividend shall have been declared by the Board of Directors as aforesaid.

                                  ARTICLE VII

                                      SEAL

  The seal of the Company shall be circular in form with the words "Borden, Inc." on the circumference, and the figures "1899" in the center.

                                  ARTICLE VIII

                                     STOCK

   SECTION 1. Certificates of stock shall be issued and signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and may be countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. Any or all signatures upon a certificate, including those of a stock transfer agent or a registrar, may be facsimile. In case any officer or officers or any transfer agent or registrar of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers, or such transfer agent or registrar, for whatever cause, before such certificate or certificates shall have been delivered, such certificate or certificates may nevertheless be issued and delivered as though the





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person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers or such transfer agent or registrar, as the case may be.

  SECTION 2. All transfers of stock shall be made upon the books of the Company upon surrender to the Company of the certificate or certificates for such stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

  SECTION 3. Every person claiming a stock certificate in lieu of one lost or destroyed shall give notice to the Company of such loss and destruction, and shall also file in the office of the Company an affidavit as to his ownership of the stock represented by the certificate, and of the facts which go to prove its loss or destruction. He shall, if required by the Board of Directors, give the Company a bond or agreement of indemnity in a form to be approved by counsel, with or without sureties and in such amount as may be determined by the Board or by an officer in whom authority therefor shall have been duly vested by the Board against all loss, cost and damage which may arise from issuing such new certificate. The officers of the Company, if satisfied from the proof that the certificate is lost or destroyed, may then issue to him a new certificate of the same tenor as the one lost or destroyed.

  SECTION 4. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company. The Board of Directors may appoint transfer agents and registrars of transfer, and may require any or all stock certificates to bear the signature or facsimile signature of any such transfer agent and any such registrar of transfers.


  SECTION 5. Unless the Board of Directors by specific resolution provides otherwise, all shares of the Company, which are reacquired pursuant to the New Jersey Corporation Act, Section l4A:7-l6 by purchase, by redemption or by their conversion into other shares of the Company, shall remain authorized and issued shares and shall be considered treasury shares.

                                   ARTICLE IX

                                  FISCAL YEAR

  SECTION 1. The fiscal year of the Company shall commence on the first day of January in each year and end on the following thirty-first day of December.

  SECTION 2. It shall be the duty of the principal financial officer to submit a full report of the financial condition of the





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
Company for the preceding fiscal year at a meeting of the Board of Directors preceding the annual meeting of shareholders.



                                   ARTICLE X

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Each director or officer who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including any action or suit by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of any other enterprise shall be indemnified by the Company if, as and to the extent authorized by the laws of the State of New Jersey, against expenses (including costs, disbursements and counsel fees), judgments, fines, penalties and amounts paid or incurred in satisfaction of settlements actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, and any appeal thereof. The foregoing shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under such laws or any lawful agreement, vote of shareholders or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XI

                             AMENDMENTS TO BY-LAWS

  These by-laws may be altered, amended or added to by a majority vote of all the directors, at any regular or special meeting provided that the notice of such meeting, given personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Company, at least two days prior to the time of holding the meeting, indicates that the by-laws are to be repealed, altered or amended or that new by-laws are to be adopted (but such notice need not specify the particular by-laws to be repealed, altered or amended or the new by-laws to be adopted), or if all of the directors at the time in office be present at such meeting, or if those not present shall at any time waive or have waived notice thereof in writing.





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